EXHIBIT (k)(1)

Farmers New World Life Insurance Company

Legal Department

3003 77th Avenue S.E.

Mercer Island, Washington 98040

Garrett B. Paddor

Vice President, General Counsel & Corporate Secretary

Direct: 206/275-8152

Main:   206/275-8140

Fax:     206/275-8144

April 25, 2014

Board of Directors

Farmers New World Life Insurance Company

Farmers Variable Life Separate Account A

3003 – 77th Avenue, S.E.

Mercer Island, Washington 98040

Ladies and Gentlemen:

1.

In my capacity as Vice President, General Counsel & Corporate Secretary of Farmers New World Life Insurance Company (“Farmers”), I have participated in the preparation and review of this Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 (File No. 333-84023) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable life insurance policies (the “Policies”) to be issued with respect to Farmers Variable Life Separate Account A (the “Account”). The Account was established on April 6, 1999, by the Board of Directors of Farmers as a separate account for assets applicable to the Policies, pursuant to the provisions of Section 48.18A.020 of the Washington Insurance Laws.

2.	The Account is a separate account of Farmers validly existing pursuant to Washington law and the regulations issued hereunder.

3.	The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Farmers in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examine such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption “Legal Matters” in the Statement of Additional Information constituting part of this Registration Statement.

Sincerely,

/s/ Garrett B. Paddor

Garrett B. Paddor

Vice President, Corporate Secretary, and General Counsel

Farmers New World Life Insurance Company